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                                   IGEN, INC.
                                  EXHIBIT 11.1

               STATEMENT RE: COMPUTATION OF NET EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                           THREE MONTHS ENDED
                                                                JUNE 30,

                                                            1996        1995
                                                          --------    --------

Weighted Average Common Shares Outstanding                  14,924      14,731
                                                          --------    --------


Net Loss                                                  $ (1,524)   $ (1,841)
                                                          ========    ========

Net Loss per share                                        $   (.10)   $   (.12)
                                                          ========    ========











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